EXHIBIT 99.1


                                          Contact:    Sitrick And Company
                                                      Ann Julsen
                                                      Jennifer Mercer
                                                      (310) 788-2850

FOR IMMEDIATE RELEASE

            Brazos Sportswear Completes Sale of Morning Sun, Inc.


      CINCINNATI, OHIO -- JUNE 30, 1999 -- Brazos Sportswear, Inc. (OTC BB:
BRZS) announced today it has completed the sale of the assets of its Morning Sun, Inc. subsidiary, a leading manufacturer of women's apparel, to two private investment funds advised by Three Cities Research, Inc.

      "The sale of Morning Sun -- combined with the sale of the Gulf Coast Sportswear and Red Oak Sportswear units during the past six weeks -- represents a major step in Brazos previously-announced plan to sell substantially all of the assets of its business units," said Brazos' Interim Chief Executive Officer Clayton Chambers. "Through these divestitures, we have made continued progress toward maximizing the recovery to our creditors while ensuring the ongoing futures of the various operating companies and their valued employees."

      Mr. Chambers said the proceeds of the Morning Sun sale, like those of the Gulf Coast and Red Oak sales, will be used to reduce the outstanding balance under Brazos' debtor-in-possession (DIP) loan facility. The sales were conducted through competitive bidding procedures under Section 363 of the U.S. Bankruptcy Code.

         Morning Sun, founded in 1986, designs, manufactures and markets screen-printed apparel distributed through better department stores, specialty stores and catalogs. Its Top Stitch brand provides a diversified line of embroidered women's sportswear.

      With the sale of the Morning Sun operations the Company has completed the sales of its operating units. Brazos Sportswear, Inc. is expecting to complete the disposition of the remaining assets of its business units in the next 60 to 90 days.

      Brazos Sportswear, Inc., designs, produces and markets moderately priced sportswear. The Company and its subsidiaries filed Chapter 11 petitions in the U.S. Bankruptcy Court for the District of Delaware in Wilmington on January 21, 1999.

THIS PRESS RELEASE MAY INCLUDE STATEMENTS THAT CONSTITUTE "FORWARD-LOOKING" STATEMENTS. THESE STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, CONTINUED ACCEPTANCE OF THE COMPANY'S PRODUCTS IN THE MARKETPLACE, COMPETITIVE FACTORS, DEPENDENCE UPON THIRD-PARTY VENDORS, AND OTHER RISKS DETAILED IN THE COMPANY'S PERIODIC REPORT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. BY MAKING THESE FORWARD-LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES AFTER THE DATE OF THIS RELEASE.

                                     # # #